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                                                                     Exhibit 5.1




                                October 6, 1997




General Growth Properties, Inc
55 West Monroe Street - Suite 3100
Chicago, Illinois 60603

           Re:  General Growth Properties, Inc.
                Registration Statement on Form S-3

Gentlemen:

      As corporate counsel to General Growth Properties, Inc., a Delaware corporation (the "Corporation"), we have assisted in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale from time to time pursuant to Rule 415 under the Act of one or more of the following securities for an aggregate initial offering price not to exceed $1,000,000,000: (i) shares of the Corporation's preferred stock, par value $100 per share (the "Preferred Stock"), (ii) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specified series ("Depositary Shares"), (c) shares of the Corporation's common stock, $.10 par value (the "Common Stock"), (d) warrants to purchase shares of Common Stock (the "Common Stock Warrants"), and (e) debt securities of the Corporation (the "Debt Securities," and collectively with the Preferred Stock, the Depositary Shares, the Common Stock and the Common Stock Warrants, the "Securities").

      As such counsel, we have examined those agreements, certificates of public officials, officers of the Corporation and other persons, records, documents and matters of law that we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

      Based upon and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, we are of the opinion that:

      1. With respect to shares of Preferred Stock, when both (A) the Board of Directors of the Corporation or, to the extent permitted by Section 141(c) of the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters and, including the adoption of a Certificate of Designation
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General Growth Properties, Inc.
October 6, 1997
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relating to such Preferred Stock (the "Certificate"), and the filing of the
Certificate with the Secretary of State of the State of Delaware and, (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, then the shares of Preferred Stock will be legally issued, fully paid and nonassessable.

     2. With respect to shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of the shares of Common Stock, the terms of the offering thereof and related matters, and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any Warrant in accordance with the terms of the applicable Warrant Agreement as approved by the Board, including, without limitation, payment of the consideration specified in such Warrant Agreement (not less than the par value of the Common Stock), or upon conversion of any convertible Preferred Stock in accordance with the terms of the applicable Certificate as approved by the Board for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid and nonassessable.

     3. With respect to Depositary Shares, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State the State of Delaware, (B) the Depositary Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Corporation and the Depositary appointed by the Corporation, (C) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement) under the applicable Depositary Agreements, and (D) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be legally issued.

     4. With respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters,
(B) the Warrant Agreement or Agreements relating

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General Growth Properties, Inc.
October 6, 1997
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to the Warrants have been duly authorized and validly executed and delivered by the Corporation and the Warrant Agent appointed by the Corporation, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be legally issued.

     5. With respect to the Debt Securities, when (A) the Board has taken all necessary corporate action to approve the specific terms and provisions of each series of Debt Securities, the terms of the offering thereof, and related matters, (B) the Indenture, including supplements thereto, relating to the Debt Securities has been duly authorized and validly executed and delivered by the Corporation and the Trustee appointed by the Corporation, (C) the Debt Securities are duly executed, authenticated, issued and delivered upon receipt of payment therefor in accordance with the terms of the Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then the Debt Securities will be legally issued and will constitute valid and binding obligations of the Corporation entitled to the benefits of the Indenture, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity).

     The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications.

      a. We have assumed that (i) all information contained in all documents reviewed by this firm is true and correct, (ii) all signatures on all documents reviewed by this firm are genuine, (iii) all documents submitted to this firm as originals are true and complete, (iv) all documents submitted to this firm as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by this firm had the legal capacity to do so, and (vi) each person signing in a representative capacity any document reviewed by this firm had authority to sign in such capacity.

      b. We have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act and comply with all applicable laws;
           (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Act or pursuant to any other law); (iii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby

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General Growth Properties, Inc.
October 6, 1997
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           and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Corporation and the other parties thereto; and (vi) any shares of Common Stock issuable upon conversion or exercise of any Warrant or upon conversion of any convertible Preferred Stock being offered or issued will be duly authorized, created and reserved for issuance upon such exercise or conversion.

      c. We express no opinion as to the requirements of or compliance with federal or state securities laws or regulations.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that our firm is, or the members thereof are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

      This opinion may not, without our prior written consent, be used or relied upon by any person other than the addressee.

      We note that Marshall Eisenberg, a partner of our firm, is the Secretary of the Corporation and that certain partners of, and lawyers associated with, our firm and members of their families, currently own shares of the Corporation's Common Stock. No knowledge is to be imputed to this firm by virtue of Mr. Eisenberg's position as Secretary of the Corporation.

                                    Very truly yours,


                                    /s/ Neal, Gerber & Eisenberg